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For Immediate Release

GILEAD SCIENCES RECEIVES SUBPOENA FROM U.S. DEPARTMENT OF JUSTICE

Foster City, CA, December 7, 2006 – Gilead Sciences, Inc. (Nasdaq: GILD) announced today that it has received a subpoena from the United States Attorney’s Office in San Francisco requesting documents regarding its marketing and medical education programs for Truvada® (emtricitabine and tenofovir disoproxil fumarate), Viread® (tenofovir disoproxil fumarate) and Emtriva® (emtricitabine). Gilead intends to comply with the U.S. Attorney’s subpoena and to cooperate in any related government investigation.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.

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For more information on Gilead Sciences, please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).